SSECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2005

Vita Food Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-12599	36-3171548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 West Lake Street Chicago, Illinois		60612
(Address of principal executive offices)		(Zip Code)

(312)738-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                         Entry into a Material Definitive Agreement.

On August 5, 2005, Vita Food Products, Inc. (“Vita”), Vita Specialty Foods, Inc. (“VSF” and, together with Vita, the “Company”), a wholly-owned subsidiary of Vita comprised of the former operations of Virginia Honey Company, Inc. acquired by Vita in 2001 (“Virginia Honey”) and The Halifax Group, Inc. acquired by Vita in 2002 (“Halifax”), as well as each of Virginia Honey and Halifax, entered into a Sixth Amendment to Loan and Security Agreement with LaSalle Bank National Association (the “Lender”), dated as of August 4, 2005 (the “Amendment”).  Pursuant to the Amendment, the Lender has agreed to temporarily increase (a) the amount of the revolving loans issued under the Loan and Security Agreement dated as of September 5, 2003, between the parties, as amended (the “Loan Agreement”), from $8,500,000 to $9,500,000; (b) the amount of the temporary overadvance provided to the Company on April 4, 2005 and repayable on August 30, 2005 from $800,000 to $1,750,000; and (c) the inventory cap that is part of the borrowing base under the Loan Agreement from $4,250,000 to $5,000,000.

ITEM 9.01                                         Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

Not applicable.

(b)                                 Pro forma financial information.

Not applicable.

(c)                                  Exhibits.

See exhibit index attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITA FOOD PRODUCTS, INC.

Date:	August 10, 2005	By:	/s/Stephen D. Rubin
Stephen D. Rubin
President
(Principal Executive Officer)

Date:	August 10, 2005	By:	/s/Clifford K. Bolen
Clifford K. Bolen
Chief Operating Officer and Chief
Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document

10.1	Sixth Amendment to Loan and Security Agreement dated as of August 4, 2005.